Exhibit 21

Subsidiaries

All subsidiaries are wholly owned except as indicated.

Alliance Gaming Corporation

     Alliance Holding Company

          Bally Gaming International, Inc.
               Bally Gaming, Inc.
                    Bally Gaming de Puerto Rico, Inc.
                    BGI Australia Pty. Limited
                    Bally Gaming Africa Pty. Limited
                    Bally Gaming and Systems, S.A.
               Alliance Automaten GmbH & Co. KG (99%)
     APT Games, Inc.
               Plantation Investments, Inc.
               United Coin Machine Co.
     Bally Gaming Missouri, Inc.
     Casino Electronics, Inc.

     Foreign Gaming Ventures, Inc.

               Louisiana Ventures, Inc.
                    Southern Video Services, Inc. (49%)
                    Video Distributing Services, Inc. (49%)
                    Video Services, Inc. (49%)
               United Gaming Rainbow
                    Rainbow Casino-Vicksburg Partnership, L.P. (a)
               United Native American, Inc.
                    Native American Investment, Inc.
     Alliance Automaten Verwaltungs GmbH
               Alliance Automaten GmbH & Co. KG (1%)
                    Bally Wulff Automaten GmbH
               Bally Wulff Vertriebs GmbH
                    Bally Gaming International GmbH
                    Bally Wulff Beteiligungs GmbH

(a)	There is a limited minority interest holder. For further information see Item 1 — “Business — Casino Operations.”